Morgan Stanley Dean Witter Growth Fund
Item 77(o) 10f-3 Transactions
October 1, 2000 - March 31, 2001


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Advanced
Switching

10/04/00

$15.00

35,400

0.046%

$93,750,000

0.566%
Tucker
Anthony
Coach Inc.
10/04/00
$16.00
18,500
0.020%
$118,080,000
0.251%
PRUS
Informax
10/02/00
$16.00
7,300
0.010%
$80,000,000
0.010%
ADAM
Transmeta
11/06/00
$21.00
4,000
0.150%
$23,000,000
0.031%
DBKS
W-H Energy
10/10/00
$16.50
18,400
<0.001%
$165,000,000
0.184%
FBCO
KPMG Consulting
02/07/01
$18.00
39,600
0.060%
$2,016,630,000
0.036%
Lehman
Riverstone
02/15/01
$12.00
800
<0.001%
$120,000,000
0.008%
JPMorgan

F:\legal\msdata\paraleg\10f-3\growth

Ro